SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : December 20, 2010

Commission File No. 333-136643

ONE BIO, CORP.
(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180
 (Address of principal executive offices)

888-676-4445
 (Issuer  telephone number)

_______________________________________
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01: Other Items

(i)           On December 20, 2010, we delivered written notice to Green Planet Bioengineering, Co., Ltd. (“Green Planet”) that we elected to exercise the option we were granted pursuant to that certain Option Agreement dated April 14, 2010 (the “Option Agreement”), to acquire 100% of the stock of Elevated Throne Overseas Ltd. (“Elevated Throne”), Green Planet’s 100% owned BVI subsidiary and in consideration therefor we agreed to (i) convert the $1,700,000 loan we made to Elevated Throne on or about January 19, 2010, into an equity investment in Elevated Throne, (ii) convert the $300,000 loan we made to Green Planet on or about September 1, 2009, into a $300,000 equity investment in Elevated Throne, (iii) cancel that certain Convertible Note Purchase Agreement between us and Green Planet dated on or about September 1, 2009, and (iv) cancel that certain 10% Convertible Bridge Loan Note Due September 1, 2010, in the principal amount of $300,000 from us to Green Planet.

(ii)           On December 20, 2010, we, as the owner of 92.4% of the outstanding common stock of Green Planet by Majority Shareholder Written Consent in Lieu of a Special Meeting of Stockholders approved, authorized, and ratified the Transaction contemplated by the Option Agreement and the exercise by us of the Option as described above retroactive as of April 14, 2010.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

February 4, 2011	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

February 4, 2011	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director